Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Suite 1100
Westlake, OH 44145-1524

www.cohenfund.com

440.835.8500
440.835.1093 *fax*

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated November 29, 2011, on the financial statements of the FCI Funds, comprising the FCI Value Equity Fund (fka FCI Equity Fund) and FCI Bond Fund, each a series of the Unified Series Trust, as of September 30, 2011, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the FCI Funds' Registration Statement on Form N-1A.

Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
January 30, 2012